FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            CONSECO FINANCING TRUST V
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                     35-6653357
      ------------------------                      ------------------
      (State of incorporation)                       (I.R.S. Employer
                                                    Identification No.)


   11825 North Pennsylvania Street
         Carmel, Indiana                                  46032
----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-56611 and 333-27803.

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
        to be so registered                     each class is to be registered
        --------------------                    -------------------------------

         8.70% Trust Originated                  New York Stock Exchange, Inc.
         Preferred Securities (and
         the Guarantee by Conseco,
         Inc. with respect thereto)

         Securities to be registered pursuant to Section 12(g) of the Act:

         None

Item 1.  Description of Registrant's Securities to be Registered.

                  The title of the class of securities to be registered hereunder is 8.70 % Trust Originated Preferred Securities (the "TOPrS"). The TOPrS are being issued by Conseco Financing Trust V and guaranteed by Conseco, Inc. ("Conseco") to the extent set forth in the Preferred Securities Guarantee Agreement. A description of the TOPrS is set forth in the Registration Statement on Form S-3 (File Nos. 333-56611 and 333-27803), filed with the Securities and Exchange Commission (the "Commission") on June 11, 1998 as amended by Pre-Effective Amendment No. 1 thereto filed on June 22, 1998 and declared effective by the Commission on June 22, 1998 and by Post-Effective Amendment No. 1 thereto filed on August 4, 1998 and declared effective on August 6, 1998(as amended, the "Registration Statement") under the captions "Description of Debt Securities," "Description of Preferred Securities" and "Description of the Trust Guarantees" and in the Prospectus Supplement relating thereto dated August 19, 1998 filed with the Commission on August 21, 1998 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," "Description of the Trust Guarantee" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee," which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2.  Exhibits.

         1. Certificate of Trust of Conseco Financing Trust V (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (file number 333-27803) (the "1997 Registration Statement")).


         2. Declaration of Trust of Conseco Financing Trust V (incorporated herein by reference to Exhibit 4.5 to the 1997 Registration Statement).

         3. Amended and Restated Declaration of Trust of Conseco Financing Trust V (incorporated by reference to Exhibit 4.25.3 to the Form 8-K of Conseco filed August 24, 1998 (the "Conseco 8-K")).

         4. Form of Global Certificate for Preferred Security of Conseco Financing Trust V (incorporated herein by reference to Exhibit
              4.25.4 to the Conseco 8-K.

         5.   Subordinated  Indenture  dated as of  November  14,  1996  between
              Conseco, Inc. and Fleet National Bank, as Trustee (incorporated herein by reference to the Form 8-K of Conseco dated November 19,
              1996).

         6. Fourth Supplemental Indenture to Subordinated Indenture between Conseco, Inc. and State Street Bank and Trust Company (successor to Fleet National Bank), as Trustee (incorporated herein by reference to Exhibit 4.25.1 to the Conseco 8-K).

         7.   8.70%   Subordinated   Deferrable   Interest  Debenture  due  2028
              (incorporated herein by reference to Exhibit 4.25.2 to the Conseco 8-K).

         8. Preferred Securities Guarantee Agreement between State Street Bank and Trust Company, as Trustee, and Conseco, Inc. (incorporated herein by reference to Exhibit 4.25.5 to the Conseco 8-K).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


DATE:  August 24, 1998                            CONSECO FINANCING TRUST V


                                                 By: /s/ Stephen C. Hilbert
                                                     --------------------------
                                                     Stephen C. Hilbert, Trustee